                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the reference to our firm under the caption "EXPERTS" in the Prospectus forming a part of this Registration Statement on Post Effective Amendment No. 2 to Form S-1 of SFX Entertainment, Inc., a Delaware corporation, and to the incorporation of our report, dated June 13, 1997 on the financial statements of QBQ Entertainment, Inc., a New York corporation, as of December 31, 1996 and for the years ended December 31, 1995 and 1996.



                                       /s/ David Berdon & Co. LLP

                                       DAVID BERDON & CO. LLP
                                       CERTIFIED PUBLIC ACCOUNTANTS

                                       New York, New York
                                       February 8, 1999